EXECUTION COPY


     This TECHNOLOGY PURCHASE AGREEMENT (the "Agreement"), made as of the 30th day of June, 1997, between ADVANCED PARTICLE TECHNOLOGIES, INC., a Delaware corporation ("APT"), and VANGKOE INDUSTRIES, INC., a Florida corporation ("VANGKOE");

                                   WITNESSETH:

     WHEREAS, VANGKOE is the owner of the proprietary particulate color-coating technology described on Exhibit A hereto (the "Technology"); and

     WHEREAS, APT desires to purchase, and VANGKOE desires to sell to APT, the Technology in accordance with the terms hereof; and

     WHEREAS, simultaneously with the execution and delivery hereof, the parties are entering into a Distributor Agreement (the "Distributor Agreement") pursuant to which, among other things, VANGKOE will become a distributor of products manufactured and color-coated by APT utilizing the Technology;


     NOW THEREFORE, in consideration of the premises and of the consideration to be received by the parties hereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.  Purchase and Sale of  Technology.  VANGKOE  hereby sells and assigns to
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APT, and APT hereby purchases from VANGKOE,  all of VANGKOE's  right,  title and interest in and to the Technology. The parties agree that for the purposes hereof, the term Technology shall include all formulae, inventions, know-how and other proprietary rights constituting and embodied in the Technology, such that this transfer will vest APT with complete and absolute ownership of the Technology and the sole right to modify, enhance, improve and commercially exploit the same.

     2.  Purchase  Price.  (a) The purchase  price for the  Technology  shall be
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$100,000  (with the right to receive the  additional  payments set forth below), payable by check or wire transfer to an account designated by VANGKOE. Such purchase price is payable as follows:

     (i) $75,000 has been paid prior to the date hereof pursuant to the terms of the Letter of Intent dated February 14, 1997, between VANGKOE and APT relating to, among other things, the transaction contemplated hereby; and

     (ii) $60,000 will be paid simultaneously with the execution and delivery of this Agreement.

     (b) In addition, VANGKOE will have the right to receive, by check or wire transfer to an account designated by VANGKOE, an additional $30,000 upon satisfactory production of all colors set forth in Section 2(d) and satisfactory documentation of the related formulas. Such determination shall be made in accordance with Section 2(c).

     (c) The parties acknowledge that achievement of the requirements set forth in Section 2(b) will require the diligent good faith efforts of both parties (and, with respect to VANGKOE, the diligent good faith efforts of Bo Gimvang in particular), and each party hereby commits to use such diligent good faith efforts to cooperate to achieve the satisfaction of such requirements within 60 days following the date hereof or as soon thereafter as possible. The determination of satisfaction of such requirements shall be made by APT acting in good faith and on a reasonable basis. In the event of a dispute regarding such determination, such dispute shall be subject to the dispute resolution procedure established pursuant to Section 6.2 hereof.

     (d) The parties expressly acknowledge that the payments to be made pursuant to this Section 2, and the good faith efforts to achieve the milestones set forth in this Section 2, are in respect of the following colors deemed necessary by the parties to effectively compete in the Market: black, blue, teal, turquoise, jade, light blue, dark blue and the blue color required by VANGKOE's prospective customer Rhino-coat. Accordingly, APT acknowledges that to the extent that it desires Vangkoe to provide assistance to develop other colors, APT will pay for the consulting services of Vangkoe at the rate of $150 per hour (or such other amount as shall be agreed upon by the parties). Vangkoe agrees to use its good faith efforts to provide the services of Bo Gimvang and Jeff Koebrick in that regard to the extent possible without unreasonably interfering with the abilities of such persons to perform the services required of them to Vangkoe.

     (e) It is expressly understood and agreed by the parties that the amount of technology transfer payments made pursuant to this section 2 include all past research and development, out of pocket expenses and associated costs, reflected in the lump sum payments by APT to VANGKOE hereunder.

     3.  Royalty  Payment.  If APT or its  affiliates  shall sell  color  coated
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particles  utilizing  the coating  technology  purchased by APT pursuant to this
Technology Purchase Agreement, as the same may be modified, enhanced or improved by APT, to any customer for use in any market other than the market (as defined in the Distribution Agreement), or to any customer (other than VANGKOE) for use in the Market (in the event VANGKOE fails to maintain its exclusive rights to distribute the Products in the Market), APT or its affiliates shall pay to VANGKOE a royalty equal to $0.02 per pound of coated material sold during the term of this Agreement and $0.01 per pound of coated material sold during the five-year period following the termination of this Agreement. Such payment will be made on a semi-annual basis on or prior to March 31 and September 30 of each year and shall be accompanied by reasonably detailed documentation supporting the calculation of such royalty. Such royalty shall be due regardless of whether the coating technology was applied at APT's current St. Augustine, Florida facility or at another new or existing facility of APT or any of its affiliates, suppliers or customers. If VANGKOE shall disagree with the calculation of any semi-annual royalty


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

payment, VANGKOE shall provide written notice thereof to APT within 10 days following its receipt of the calculation and payment. VANGKOE and APT shall then work together in good faith to resolve the dispute within the following 30-day period. During such period, VANGKOE shall have the right to review the books and records of APT and its affiliates with respect to coated product sales and the calculation of the royalty payment at the offices of APT (or its affiliates) during normal business hours and at VANGKOE's sole expense. If the parties are unable to resolve the dispute within such 30-day period, the dispute will be resolved by arbitration in accordance with Section 6.2 below.

     4. Certain Additional Agreements.
        ------------------------------

     (a) VANGKOE recognizes the highly competitive nature of the business to be conducted by APT and the importance of preserving the confidentiality of the Technology. Accordingly, as an inducement to APT to enter into this Agreement and in partial consideration of the amounts to be received by VANGKOE hereunder, as well as the benefits to be realized by VANGKOE under the Distributor Agreement, VANGKOE agrees that (i) it will not, directly or indirectly, disclose (verbally, in writing or otherwise) the particulate color-coating formula or process that constitutes the Technology to any third party and (ii) until the later of the fifth anniversary of the date hereof and the termination of the Distributor Agreement, it will not, directly or indirectly, engage in the business, or assist any other party (except APT or its affiliates) in engaging in the business, of manufacturing color-coated particles or developing or selling color-coating  technologies for particles;  provided,  however, that (A)
                                                    --------   -------
the restrictions set forth in clause (i) above shall not apply after such time as the formula and process constituting the Technology enters the public domain through the issuance of a patent or otherwise becomes generally known to the public (as evidenced by academic or trade books, articles or journals or similar written publicly available sources and (B) the restriction set forth in clause
(ii) above shall cease to apply 20 days following notice by VANGKOE to APT of a material breach by APT or its affiliates of any material term of this Agreement or the Distributor Agreement (unless such breach is cured within such 20-day period).

     (b) VANGKOE acknowledges and agrees that simultaneously with the execution and delivery of this Agreement, each of Cytech Laboratories, Inc. ("Cytech"), Jeff Koebrick and Bo Gimvang will sign a letter pursuant to which they will agree to be bound by this Section 4.

     (c) APT and its affiliates acknowledge that Cytech is a research and development company controlled by Jeff Koebrick and Bo Gimvang and that Cytech develops alkali silicate coatings for various commercial applications. APT and its affiliates hereby acknowledge that the purchase hereunder is limited to the Technology and that neither APT nor its affiliates has purchased or will assert rights with respect to other alkali silicate coating formulas or processes of Cytech.(d) The parties acknowledge that they hope to be engaged in a long-term, mutually beneficial relationship. Accordingly, APT and its affiliates agree to evaluate in good faith any potential coating technology or other technology that could be applicable and beneficial to the business to be conducted by APT and VANGKOE agrees to use


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

its good faith efforts to provide APT and its affiliates the first opportunity to review and evaluate any such technologies for commercial exploitation on terms to be agreed upon by the parties.

     5.  Representations and Warranties.  (a) Each party represents and warrants
         -------------------------------
to the other that such party is duly incorporated, validly existing and in good standing under the laws of the State of its incorporation. Each party further represents and warrants to the other that the execution, delivery and performance of this Agreement and the Distributor Agreement have been duly and validly authorized by all necessary corporate action. Each party further represents and warrants to the other that neither the execution, delivery nor performance of this Agreement or the Distributor Agreement will violate, conflict with or cause a default under (with or without due notice or lapse of time) its Certificate of Incorporation or By-laws or any contract, debt obligation or other agreement or instrument by which it is bound.

     (b) VANGKOE represents and warrants to APT (and Conversion Technologies International, Inc. ("CTI"), which shall be a third party beneficiary of this representation and warranty) that (i) it has good and valid title to the shares (the "Shares") of APT Common Stock being transferred to CTI simultaneously with the execution and delivery of this Agreement, (ii) the transfer of the Shares to CTI in consideration of $0.01 per share has been duly and validly authorized by all necessary corporate action by VANGKOE and (iii) the delivery to CTI of the certificate representing the Shares, together with a duly executed stock power assigning the Shares to APT, will be sufficient to transfer ownership of the Shares to CTI, free and clear of any claims, liens, pledges, security interests or other encumbrances of any nature whatsoever.

     (c) VANGKOE's representations and warranties set forth in the letter dated May 9, 1996, a copy of which is attached hereto as Exhibit B, are incorporated
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herein by reference  as if set forth  herein in their  entirety and made for the benefit of APT as well as CTI.

     Section 6. Miscellaneous.
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     6.1 Notices.  Any notice required or permitted  hereunder shall be given in
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writing and shall be  conclusively  deemed  effective  when given upon  personal delivery or delivery by courier, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed as follows (or at such other address as may be designated by written notice):

     (i)          if to APT, to:

                  Advanced Particle Technologies, Inc.
                  c/o Conversion Technologies International, Inc.
                  82 Bethany Road
                  Hazlet, New Jersey  07730
                  Telephone:  (908) 888-3828
                  Telecopier: (908) 888-3930
                  Attention:   President

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

                              and

     (ii)         if to VANGKOE, to
                  VANGKOE Industries, Inc.
                  7 San Bartola Drive
                  St. Augustine, FL  32086
                  Telephone:  (904) 824-0111
                  Telecopier:  (904) 824-7994
                  Attention:    President

     6.2 Dispute  Resolution.  In the event of any  dispute  between the parties
         --------------------
under this agreement, the parties shall attempt to resolve it in good faith as soon as possible. If such dispute is not resolved within 20 days following written notice thereof from one party to the other (or such number of days as shall be otherwise specified herein), such dispute shall be resolved by arbitration pursuant to the rules of the American Arbitration Association or other mediation procedure agreed to by the parties. Such arbitration or mediation shall take place in St. Augustine, Florida or other mutually agreeable location. The arbitrator or mediator will be instructed to attempt to resolve the dispute within 30 days of commencement of proceedings and any award shall be final and binding upon the parties, unless non-binding arbitration or mediation is mutually agreed upon. Each party will bear its own legal fees and other expenses related to any such proceeding.

     6.3  Assignment.  This Agreement may not be assigned by VANGKOE without the
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prior  written  consent of APT or,  whether by  operation  of law or  otherwise, except to a purchaser of substantially all of the assets or business of VANGKOE following APT's (or its affiliates') refusal to exercise its right of first offer under the Distributor Agreement. This Agreement may not be assigned by APT and/or its affiliates without the prior written consent of VANGKOE, whether by operation of law or otherwise, except to an affiliate of APT or to a purchaser of substantially all of the assets or business of APT following VANGKOE's refusal to exercise its right of first offer under the Distributor Agreement.

     6.4 Independent  Contractors.  The parties are independent  contractors and
         -------------------------
neither party has, or will represent that it has, authority to bind the other with respect to any matter whatsoever.

     6.5  Amendments.  This  Agreement  may not be amended  without  the written
          -----------
agreement of the parties.

     6.6 Entire Agreement.  This Agreement constitutes the complete agreement of
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the parties with respect to the subject  matter hereof and  supersedes all prior agreements of the parties, if any, whether oral or in writing, and no course of dealing shall alter the terms hereof.

     6.7  Severability.  In the event that any provision of this Agreement would
          -------------
be held in any jurisdiction to be invalid, such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     6.8 Successors and Assigns.  Subject to the  limitations  set forth herein,
         -----------------------
this Agreement shall be binding on each party's successors and assigns.

     6.9  Governing  Law. This  Agreement  shall be governed by and construed in
          ---------------
accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

     6.10 Counterparts.  This Agreement can be signed in counterpart,  with each
          -------------
such counterpart constituting an original but all such counterparts constituting one agreement.



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


      IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date appearing on the first page hereof.


                                   ADVANCED PARTICLE
                                   TECHNOLOGIES, INC.


                                   By: /s/ Eckardt C. Beck
                                      ------------------------------
                                      Name:  Eckardt C. Beck
                                      Title: Acting President


                                   CONVERSION TECHNOLOGIES
                                   INTERNATIONAL, INC.


                                   By: /s/ Eckardt C. Beck
                                      ------------------------------
                                      Name:  Eckardt C. Beck
                                      Title: Acting President


                                   VANGKOE INDUSTRIES, INC.


                                   By: /s/ Bo Gimvang
                                      ------------------------------
                                      Bo Gimvang
                                      President


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